EXHIBIT 99.1


                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------

              FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT
              -----------------------------------------------------

                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------

                                       AND
                                       ---

                   FOR THE THREE YEARS ENDED DECEMBER 31, 2003
                   -------------------------------------------

                                TABLE OF CONTENTS


                                                                                     PAGE


Independent Auditors' Report - Current.............................................   1

Independent Auditors' Report - Predecessor..........................................  2

Financial Statements:

         Balance Sheets as of December 31, 2003 and 2002............................. 3

         Statements of Operations for the Three Years Ended December 31, 2003........ 4

         Statements of Partners' Capital and Comprehensive Income (Loss) for
           the Three Years Ended December 31, 2003................................... 5


         Statements of Cash Flows for the Three Years Ended December 31, 2003........ 6

Notes to Financial Statements........................................................ 7-18


                            LAZAR LEVINE & FELIX LLP
                            ------------------------
               Certified Public Accountants & Business Consultants

                                www.lazarcpa.com




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To The Partners of
BT Orlando Limited Partnership
Orlando, Florida


We have audited the accompanying balance sheets of BT Orlando Limited Partnership, a Florida limited partnership (the "Partnership"), as of December 31, 2003 and 2002, and the related statements of operations, partners' capital and comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BT Orlando Limited Partnership as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Notes 1 and 4, the terms of the Partnership's loan agreements, as amended, require that three of the major tenants be open and operating at all times with a 30 day cure period and sixty percent of the total space be open and operating at all times with a 60 day cure period. The Partnership's failure to meet these covenants would provide the Lender the ability to accelerate the Partnership's debt repayment. Management's plans in regard to tenant leasing are further described in Notes 1 and 4. As of the date of this report, the Partnership meets the tenant leasing covenants, as amended.


                                                /s/ Lazar Levine & Felix LLP
                                                --------------------------------
                                                  LAZAR LEVINE & FELIX LLP


New York, New York
March 5, 2004



             350 Fifth Avenue o Suite 6820O New York, NY 10118-0170O
                      Tel: 212-736-1900 Fax: 212-629-3219

                                 Other Offices:
          65 Madison Avenue o P.O. Box 2138 o Morristown, NJ 07962-2138O
                      Tel: 973-267-1414 Fax: 973-326-9157

          629 Parsippany Road o Second Floor o Parsippany, NJ 07054-3701O
                      Tel: 973-428-3200 Fax: 973-428-6868

THE FOLLOWING AUDIT REPORT OF ARTHUR ANDERSEN LLP ("ARTHUR ANDERSEN") IS A COPY OF THE ORIGINAL REPORT DATED APRIL 9, 2002 PREVIOUSLY ISSUED BY ARTHUR ANDERSEN IN CONNECTION WITH THE AUDIT OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2001. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN AS THEY HAVE CEASED OPERATIONS.





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Partners of
BT Orlando Limited Partnership

We have audited the accompanying balance sheets of BT Orlando Limited Partnership, a Florida limited partnership (the "Partnership"), as of December 31, 2001 and 2000, and the related statements of operations, partners' capital and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 4, the terms of the Partnership's new loan agreements require construction of the project to be completed and a significant number of major tenant spaces to be fully leased, operating and paying full base rent by January 31, 2003 and thereafter. The Partnership's failure to meet these covenants would provide the Lender the ability to accelerate the Partnership's debt repayment. Management's plans in regard to tenant leasing are also described in Notes 1 and 4. Although management has developed a plan to increase tenant leasing, there can be no assurance that management's plans will be successful and there can be no assurance that the Partnership will meet the tenant leasing covenants.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BT Orlando Limited Partnership as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.



Memphis, Tennessee
April 9, 2002

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                                 BALANCE SHEETS
                                 --------------
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------

                                   - ASSETS -

                                                                               2003                 2002
                                                                        ----------------    ----------------
Real estate - net                                                       $    118,146,843    $    103,271,154
Accounts receivable - net                                                        377,289             133,762
Other assets - net                                                             2,221,741           2,775,738
                                                                        ----------------    ----------------

         TOTAL ASSETS                                                   $    120,745,873    $    106,180,654
                                                                        ================    ================

                      - LIABILITIES AND PARTNERS' CAPITAL -

Debt                                                                    $     96,974,043    $     79,341,722
Accounts payable and accrued expenses                                          4,608,470           8,245,150
                                                                        ----------------    ----------------
         TOTAL LIABILITIES                                                   101,582,513          87,586,872
                                                                        ----------------    ----------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL:
     General partners                                                            295,014           1,265,076
     Limited partners                                                         18,868,346          17,328,706
                                                                        ----------------    ----------------
TOTAL PARTNERS' CAPITAL                                                       19,163,360          18,593,782
                                                                        ----------------    ----------------

         TOTAL LIABILITIES AND PARTNERS' CAPITAL                        $    120,745,873    $    106,180,654
                                                                        ================    ================


                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
              ----------------------------------------------------

                                                                  2003               2002              2001
                                                            ----------------  ----------------   ----------------
REVENUES
     Rental revenues                                        $     2,654,357   $     2,025,354    $     1,894,203
     Escalation revenues and other income                         1,288,203           693,300             12,974
                                                            ----------------  ----------------   ----------------
         TOTAL                                                    3,942,560         2,718,654          1,907,177



OPERATING EXPENSES                                               (5,855,684)       (2,201,797)        (1,599,020)

INTEREST EXPENSE                                                 (6,891,295)       (2,416,242)        (2,687,614)

DEPRECIATION AND AMORTIZATION EXPENSE                            (4,082,272)       (2,527,128)        (2,323,258)
                                                            ----------------  ----------------   ----------------

NET LOSS - BEFORE EXTRAORDINARY ITEM                            (12,886,691)       (4,426,513)        (4,702,715)

EXTRAORDINARY ITEM                                                         -                -           (125,442)
                                                            ----------------  ----------------   ----------------

NET LOSS                                                    $   (12,886,691)  $    (4,426,513)   $    (4,828,157)
                                                            ================  ================   ================




   The accompanying notes are an integral part of these financial statements.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
         STATEMENTS OF PARTNERS' CAPITAL AND COMPREHENSIVE INCOME (LOSS)
         ---------------------------------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
              ----------------------------------------------------


                                                                   General Partners
                                                            -----------------------------
                                                            Brennand - Paige                Limited                 Comprehensive
                                                            Industries, Inc.    BEF, Inc.   Partners       Total     Income (Loss)
                                                            ----------------    ---------   --------       -----     -------------

BALANCE, December 31, 2000                                    $ 1,846,751    $     6,468   $   413,969   $ 2,267,188   $(3,933,245)

   Contributions                                                1,758,649        352,543    22,562,920    24,674,112             -

   Deemed capital reallocation                                  6,048,177        (93,048)   (5,955,129)            -             -

   Cumulative effect of change in accounting principle           (206,854)          (428)      (27,486)     (234,768)     (234,768)

   Current year comprehensive income from cash flow hedges         53,888         (4,721)     (302,016)     (252,849)     (252,849)

   Net Loss                                                    (3,058,866)       (27,219)   (1,742,072)   (4,828,157)   (4,828,157)
                                                              ------------   ------------  ------------  ------------  ------------

         Total comprehensive income (loss)                                                                             $(5,315,774)
                                                                                                                       ============

BALANCE, December 31, 2001                                      6,441,745        233,595    14,950,186    21,625,526   $         -

   Contribution                                                         -         92,772     5,931,402     6,024,174             -

   Current year comprehensive income from cash flow hedges     (2,478,620)       (33,089)   (2,117,696)   (4,629,405)   (4,629,405)

   Net Loss                                                    (2,968,918)       (22,409)   (1,435,186)   (4,426,513)   (4,426,513)
                                                              ------------   ------------  ------------  ------------  ------------

         Total comprehensive income (loss)                                                                             $(9,055,918)
                                                                                                                       ============

BALANCE, December 31, 2002                                        994,207        270,869    17,328,706    18,593,782   $         -

   CONTRIBUTION                                                         -        180,245    11,524,004    11,704,249             -

   CURRENT YEAR COMPREHENSIVE INCOME FROM CASH FLOW HEDGES      2,478,620        (11,207)     (715,393)    1,752,020     1,752,020

   NET LOSS                                                    (3,472,827)      (144,893)   (9,268,971)  (12,886,691)  (12,886,691)
                                                              ------------   ------------  ------------  ------------  ------------

         TOTAL COMPREHENSIVE INCOME (LOSS)                                                                            $(11,134,671)
                                                                                                                       ============

BALANCE, DECEMBER 31, 2003                                    $         -    $   295,014   $18,863,346   $19,168,360
                                                              ============   ============  ============  ============



   The accompanying notes are an integral part of these financial statements.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
              ----------------------------------------------------

                                                                         2003                 2002                 2001
                                                                   ---------------      ---------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                       $  (12,886,691)      $   (4,426,513)      $   (4,828,157)
    Adjustments  to  reconcile  net loss to net cash  (used  in)
      operating activities:
        Comprehensive income                                            1,752,020           (4,629,405)            (252,849)
        Extraordinary item                                                      -                    -              125,442
        Depreciation and amortization expense                           4,975,849            3,429,917            2,657,349
        Bad debts                                                          65,566               90,206                    -
    Changes in operating accounts:
        Decrease (increase) in accounts receivable                       (309,093)            (167,692)              54,845
        (Increase) in other assets                                       (431,304)              (5,472)                   -
        Increase  (decrease)  in  accounts  payable  and accrued       (3,636,680)           2,186,961                4,948
        liabilities                                                ---------------      ---------------      ---------------

        NET CASH (USED IN) OPERATING ACTIVITIES                       (10,470,333)          (3,521,998)          (2,238,422)
                                                                   ---------------      ---------------      ---------------
                                                                    `
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Real estate development costs                                     (18,646,237)         (41,566,255)         (17,463,062)
                                                                   ---------------      ---------------      ---------------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan fees                                                        -                    -           (2,675,537)
    Payments on third party debt                                          (57,677)                   -          (13,421,000)
    Proceeds from third party debt                                     17,469,998           39,064,079           17,137,849
    Borrowings on advances payable to partners                                  -                    -            7,219,715
    Capital contributions from partners                                11,704,249            6,024,174           11,440,457
                                                                   ---------------      ---------------      ---------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                      29,116,570           45,088,253           19,701,484
                                                                   ---------------      ---------------      ---------------

NET CHANGE IN CASH                                                              -                    -                    -

    Cash, beginning of year                                                     -                    -                    -
                                                                   ---------------      ---------------      ---------------

CASH, END OF YEAR                                                  $            -       $            -       $            -
                                                                   ===============      ===============      ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
    Interest paid                                                  $    5,504,000       $    4,814,000       $    3,618,000


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:

During 2003, the Company purchased furniture and fixture at a cost of $320,000 by incurring a capital lease obligation of $220,000 and $100,000 cash payment.


   The accompanying notes are an integral part of these financial statements.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 1 - ORGANIZATION AND BUSINESS:

                    BT Orlando Limited Partnership, a Florida limited partnership (the "Partnership"), was formed on May 20, 1996, for the purpose of acquiring approximately 140 acres of land to develop, construct, operate and lease a retail and entertainment shopping center complex of approximately 925,000 square feet in Orlando, Florida (the "Project"). The Project includes 765,000 leaseable square feet within an indoor mall completed in April 2003 plus a 156,000 square foot pad site available for future development. At December 31, 2003, approximately 503,303 leaseable square feet within the mall were in service, consisting of a six anchor tenants and thirty-two smaller retail shops.

                    Brennand-Paige Industries, Inc. ("BPI"), a wholly-owned subsidiary of Thackeray Corporation, is a 35% general partner and BEF, Inc. ("BEF") is a 1% general partner. The limited partners are BT Partnership, an affiliate of BEF, with a 41.28% interest and EST Orlando, Ltd. ("EST") with a 22.72% interest. The general partners and limited partners are collectively referred to as the Partners.

                    The partnership agreement provides that all major decisions, as defined, are to be jointly approved by both of the general partners. The Partnership will cease to exist on December 31, 2055, unless terminated earlier, as provided for in the partnership agreement.

                    The Partnership experienced a slow-down in tenant leasing activity by mid-year 2001, which worsened in the wake of the terrorist attacks on September 11, 2001 and continued into 2003. Orlando tourism was adversely affected. Theme park attendance and hotel occupancy rates have not yet returned to pre-September 11 levels. The Project's rental activity is expected to remain sluggish pending an economic recovery and an increase in Orlando tourism levels. As of March 2004, subsequent to the balance sheet date, the Partnership had executed leases for approximately 76% of the property and expects that substantially all such stores will be open by the end of 2004.

                    During 2003, the Partnership recognized negative operating cash flows of approximately $10,470,000 primarily as a result of an operating deficit of $12,886,691. The Partnership is currently operating at a deficit and the Partners will be required to fund operating losses until such time as the Project generates sufficient cash flows from operations to cover operating costs and debt service. While the Partners believe that they will be able to provide the funding necessary to fund any operating losses, until such time as the Project generates sufficient cash flow to fund operating costs and debt service, there can be no assurance that this will be the case. The failure to provide this funding would have a material adverse effect on the Partnership.

          NOTE: 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                    CASH:

                    As of December 31, 2003 and 2002, the Partnership had a cash overdraft of approximately $325,000 and $474,000, respectively, which was included in accounts payable and accrued liabilities in the accompanying balance sheets.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

                    CAPITALIZATION OF DEVELOPMENT COSTS:

                    The Partnership capitalizes all direct and indirect costs relating to Project development, including, among other things, real estate taxes and interest on construction financing. Indirect costs are allocated to the underlying assets on a pro-rata basis based on the relative cost of each of the components of the Project. Direct and indirect costs are depreciated over the estimated useful lives of the assets once placed in service. Interest capitalized during the years ended December 31, 2003, 2002 and 2001 was approximately $8,871,000, $3,833,000 and $1,144,000, respectively.

                    LONG-LIVED ASSETS:

                    Long-lived assets are periodically reviewed to assess the recoverability from future operations in accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". If such review indicates that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis and excluding interest charges, the asset's carrying value will be written down to fair value.

                    OTHER ASSETS:

                    As of December 31, 2003 and 2002, capitalized lease commissions, net of accumulated amortization, were approximately $1,111,000 and $925,000, respectively. These costs are being amortized on a straight-line basis over the lives of the related leases. Amortization expense related to capitalized lease commissions for 2003 and 2002 was $77,000 and $54,000, respectively.

                    In connection with the original financing of the Notes in 1999, (see Note 4), the Partnership incurred financing fees of approximately $808,000. Due to the restructuring of the Notes in October 2001, the Partnership recognized an extraordinary loss of $125,442 related to the write-off of the unamortized portion of the original financing fees. In connection with the restructuring of the Notes in 2001, the Partnership incurred additional financing fees of approximately $2,676,000. Costs incurred to obtain financing are deferred and amortized over the terms of the related debt agreements. At December 31, 2003 and 2002, the unamortized balance of these costs was approximately $679,000 and $1,561,000, respectively.

                    REVENUE RECOGNITION:

                    Rental revenue from tenant operating leases, which provide for scheduled rental increases and rent concessions, are recognized on a straight-line basis over the term of the respective leases. To the extent the Partnership has concerns regarding the collectibility of future rents from certain tenants, rental revenues will be recognized in accordance with cash received from the respective tenants.

                    Escalation revenues and other income includes additional rents which are provided for in the individual tenant leases and primarily relate to the reimbursement of certain operating expenses of the Partnership. The Partnership recognizes such reimbursements by tenants as revenue when earned and when the amounts can be reasonably estimated.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

                    ALLOCATION OF NET LOSS:

                    The net loss for 2003, 2002 and 2001 was allocated to the Partners' capital accounts based on a hypothetical liquidation at book value approach, which takes into consideration the capital contributed by each partner and the distribution priorities as provided for in the partnership agreement. In conjunction with the partnership agreement being materially revised and amended effective August 1, 2001 (see Note 6), a portion of the capital was also reallocated among the Partners in accordance with the hypothetical liquidation at book value approach.

                    INCOME TAXES:

                    No provision is made in the accounts of the Partnership for federal and state income taxes; as such taxes are liabilities of the individual Partners. The Partnership's income tax returns and the amount of allocable Partnership profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to Partnership profits or losses, the income tax liability of the Partners may also change.

                    CONCENTRATION OF CREDIT RISK:

                    As of December 31, 2003, there are six major operating tenants in the Project comprised of Cinemark (movie theater), Bass Pro (sporting goods retailer), Vans (sport and entertainment retailer), Steve & Barry's (college themed clothing store), Sheplers (western themed clothing store) and Ron Jon's (surf shop/themed goods and clothes). Accordingly, there is significant concentration of credit risk with respect to rental revenue. The loss of any of these major tenants would have a material adverse effect on the Partnership's financial position and results of operations. This risk will be reduced once prospective tenants lease the available space.

                    USE OF ESTIMATES:

                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    RECLASSIFICATIONS:

                    Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or partners' capital.

                    ACCOUNTING FOR INTEREST RATE SWAPS:

                    On January 1, 2001, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133" and SFAS No. 138 "Accounting for Derivative Instruments and Hedging Activities - an Amendment to FASB Statement No. 133." The impact of this adoption on its financial position as of January 1, 2001 was to increase liabilities and decrease equity by $234,768.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


                    The Partnership does not participate in speculative derivatives trading, but does enter into derivative transactions for hedging purposes. To hedge interest rate risk as required in the Credit Agreement, interest rate swaps are used in which the Partnership pays a fixed rate and receives a variable rate. As of December 31, 2003 and 2002, the Partnership held interest rate swaps designated and qualifying as cash flow hedges. Accordingly, the effective portion of the gain or loss on these instruments related to their change in fair value is reported as a component of comprehensive income (loss) and any ineffective gain or loss related to the change in fair value is reflected directly in earnings. The gains or losses associated with monthly cash settlements on swaps and any gain or loss related to the termination of swaps are either recognized in current earnings or deferred in comprehensive income (loss) to be amortized over future periods, based on the Partnership's treatment of interest costs being hedged. While the Partnership intends to continue to meet conditions for hedge accounting, if a hedge does not qualify as highly effective, the changes in the fair value of the derivatives used as hedges would be reflected directly in earnings.

                    These instruments are valued using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The value of these derivatives will change over time as cash receipts and payments are made and as market conditions change. These agreements contain a credit risk that the counter-parties may be unable to meet the terms of the agreements. The Partnership does not believe that it is exposed to more than a nominal amount of credit risk in its interest rate hedges, as the counter-parties are established, well capitalized financial institutions.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

                    In January 2003, FASB Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51," was issued. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. This standard has not had any effect on the Company's financial statements through December 31, 2003.

                    During April 2003, the Financial Accounting Standards Board issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. This standard has not had a material effect on the Company's financial statements.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED):

                    In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This standard has not had any effect on the Company's financial statements.

          NOTE: 3 - REAL ESTATE:

                    Land is stated at BPI's historical carrying value (see Note
                    6). Other real estate assets are recorded at historical cost and depreciated over the estimated useful lives of the assets using the straight-line method once placed in service.

                    Real estate at December 31, was as follows:

                              Useful Lives          2003               2002
                             --------------    --------------    --------------

Buildings and improvements        15-40      $   116,841,412    $    44,085,351
Furniture and equipment             7              6,850,218          5,219,885
Machinery and equipment             5                426,487                -
Construction in progress            -                896,210         56,842,854
                                             ----------------   ----------------
                                                 125,014,327        106,148,090
Less:  accumulated depreciation                  (10,339,012)        (6,348,464)
                                             ----------------   ----------------

                                                 114,675,315         99,799,626
Add:  Land                          -              3,471,528          3,471,528
                                             ----------------   ----------------

                                             $   118,146,843    $   103,271,154
                                             ================   ================

          NOTE: 4 - DEBT:

                    On August 31, 1999, the Partnership entered into a construction loan agreement with a bank consisting of two promissory notes allowing for total borrowings of up to $40,000,000 to finance development of the first phase of the Project. Note A allowed for borrowings of up to $18,000,000, and Note B allowed for borrowings of up to $22,000,000 (collectively, the "Notes"). The interest rate on the Notes at December 31, 2000 was LIBOR, as defined, plus 250 basis points. The maturity date of Note A was September 2, 2002. The original maturity date of Note B was September 2, 2000, which was extended to October 1, 2001, which was the closing date of the loans discussed below.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 4 - DEBT (CONTINUED):

                    On October 1, 2001, the Partnership entered into an agreement with a syndicate of banks (the "Credit Agreement") to restructure the Notes and provide financing necessary to complete the Project. The Administrative Agent for the Credit Agreement was the lender on the original construction loan agreement dated August 31, 1999. In connection with the Credit Agreement. the outstanding principal balance of Note A was paid down from $17,945,000 to $10,477,000 and then amended and restated to allow for additional borrowings up to $81,500,000. The Credit Agreement also required a reduction in the outstanding principal of Note B from $18,698,000 to $12,800,000. These reductions in principal were achieved through mezzanine financing (see below) and additional capital contributions from Partners (see Note 6). Note A bears interest at an annual rate of LIBOR, as defined, plus 235 basis points. Note B bears interest at an annual rate of LIBOR, as defined, plus 250 basis points. The weighted average interest rate for Note A was 6.8% in 2003, 6.9% in 2002 and 6.4% in 2001. The weighted average interest rate for Note B was 7.0% in 2003, 7.1% in 2002 and 6.6% in 2001.

                    The Credit Agreement provides for monthly interest-only payments on outstanding borrowings until the earlier of thirteen months after the completion of construction of the Project or March 1, 2004, at which time monthly payments of principal and interest shall be due and payable in an amount sufficient to pay the balance based on a 25-year amortization schedule at an assumed rate of interest of 9%. The maturity date of the Credit Agreement is October 1, 2004. The Credit Agreement provides for 2 extension options of 6 months each provided the loan is not in default and certain financial ratios are met.

                    Borrowings under Note A totaled approximately $72,502,000 and $55,955,000 at December 31, 2003 and 2002, respectively. Borrowings under Note B totaled approximately $12,800,000 at December 31, 2003 and 2002.

                    The Credit Agreement is secured by the land and constructed assets owned by the Partnership. Note B is also secured by a $2,500,000 letter of credit, $2,500,000 of commercial paper and a pledge of a contiguous 78-acre parcel of land held by Thackeray Corporation. The Credit Agreement is guaranteed jointly and severally by Belz Investco GP and Union Realty Company GP (the "Guarantors"), who are affiliates of BEF. In the event the Guarantors are required to perform under the guaranty agreement, the Partners and Guarantors have two years to pursue the sale of a portion or all of the Project held by the Partnership, so long as terms of the sale are mutually agreed upon by the Partners. In the event the assets that secured the Notes are not sufficient to satisfy a partner's pro rata share of the obligation to the Guarantors, under the terms of the partnership agreement, the Guarantors have certain indemnification and contribution rights from the Partners to the extent of the Partners' respective ownership percentages. The Guarantors have the ability to exercise these rights upon expiration of the 2-year period referenced above.

                    In addition to the Credit Agreement and in connection with the restructuring of the first phase construction loan, the Partnership secured a $10,000,000 mezzanine loan (the "Mezzanine Loan") dated October 1, 2001. The Mezzanine Loan bears interest at an annual interest rate of 16.5%. The Mezzanine Loan agreement allows for interest only payments until the maturity date. The maturity date and the extension options are identical to those provided for the Notes. The outstanding principal balance as well as all unpaid interest shall be payable in full on the maturity date. As allowed in the Mezzanine Loan agreement, the Partnership has elected to defer payment of a portion of the monthly interest. The deferred interest amount is added to the principal balance and compounded monthly. The total balance of deferred interest added to principal at December 31, 2003 and 2002 was approximately $493,000 and $471,000, respectively.

                    The Mezzanine Loan is secured by a pledge of 100% of the Partners' ownership interest in the Partnership. Also, the stock of BEF, Inc. is pledged as security. In addition, the Mezzanine Loan is secured by a second priority lien on the land and constructed assets owned by the Partnership. The Mezzanine Loan is cross-defaulted with any other loans of the Partnership.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 4 - DEBT (CONTINUED):

                    During the years ended December 31, 2003, 2002 and 2001, interest paid on all outstanding debt was approximately $5,504,000, $4,814,000 and $3,618,000, respectively.

                    The Credit Agreement includes default provisions that require, among other things, (1) construction to be completed by April 3, 2003, (2) a portion of the major tenant spaces to be fully leased, operating and paying full base rent by April 3, 2003 and thereafter, (3) a portion of the total leasable area (excluding the major tenant spaces) to be operating and paying full base rent as provided for in each respective lease agreement by October 1, 2003 and at any time thereafter, and (4) a minimum level of net operating income by October 1, 2003. The Credit Agreement is cross-defaulted with any other loans of the Partnership. The completion deadline under the Credit Agreement was met but the leasing and net operating income conditions were not satisfied. As of the date of this report, the Partnership has completed negotiations with the banks to restructure the Credit Agreement and its default provisions.

                    The amendment (the "Third Modification") to the Credit Agreement amends the leasing covenants, deletes the minimum level of net operating income and extends the maturity date to January 2, 2005. The Third Modification includes default provisions that require, among other things, (1) three of the major tenants: Bass Pro, Ron Jon's and Cinemark be open at all times with a 30 day cure period and (2) sixty percent of the total space must be open and operating at all times with a 60 days cure period. The Partnership believes that these requirements have been satisfied.

                    In addition, the Third Modification replaces the current two six month extension options with one twelve-month option permitting an extension through January 2, 2006. To qualify for this extension the following performances must be satisfied: (1) as of November 30, 2004, the project, including Cinemark, must produce a monthly base rent from signed leases with tenants in occupancy and open for business of $800,000 and (2) as of the measurement date the project must have an overall occupancy of 80% from tenants open for business. Even though management has developed a plan to increase tenant leasing and tenant leasing efforts are ongoing, there can be no assurance that the extension requirements will be met.

                    In connection with the Third Modification, the Partnership will incur certain restructuring fees aggregating approximately $280,000. This amendment also increases the interest rate on Note A to LIBOR, as defined, plus 300 basis points. This amendment also requires an additional $5,000,000 letter of credit or a pledged CD to serve as a collateral enhancement during the remaining term (including extension option) of the facility. In addition, the $2,500,000 commercial paper pledged as collateral for Note B would be released and reapplied as collateral for Note A for the remainder of the base term and the extension option period.

                    The Company also has negotiated a restructure and extension of the Mezzanine Loan to January 2, 2005 and an option to extend the new maturity date for an additional twelve months through January 2, 2006. To qualify for the extension, the following performances must be satisfied: (1) the Company must pledge an additional $2,500,000 in commercial paper and
                    (2) a $5,000,000 letter of credit as required under the Third Modification of the Credit Agreement. To qualify for

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 4 - DEBT (CONTINUED):

                    the additional extension, the following performances must be satisfied: (1) the Credit Agreement must be extended to January 2, 2006 and approved by the lenders, (2) the Partnership must pay all costs and expenses to exercise the extension option including the extension fees, (3) as of November 30, 2004, the project, including Cinemark, must produce a monthly base rent from signed leases with tenants in occupancy and open for business of $800,000 and (4) as of the measurement date, November 30, 2004, the project must have an overall occupancy of 80% from tenants open for business.

                    In October 2001, the Partnership terminated the unexpired swap, which had a fair value of $(655,557) recorded as a liability and a reduction of partners' capital. Concurrently with the termination of the existing swap and entering into the Credit Agreement, the Partnership entered into two interest rate swap agreements with a financial institution. The terminated swap's fair value at termination was considered in the terms of the two new swaps. One swap has a fixed notional amount of $12,800,000. The second swap has a fluctuating notional amount based on anticipated borrowings under Note A to the Credit Agreement. At December 31, 2001 the notional amount of this swap was $13,764,259. Pursuant to the terms of these swaps, the Partnership receives variable payments tied to LIBOR in exchange for payment at a fixed rate. The fixed rates paid and variable rates received were as follows at December 31, 2001:

                                        Rate Paid   Rate Received
                     Notional Amount     (fixed)     (variable)   Swap Maturity
                     ---------------     -------     ----------   -------------
                     $12,800,000          4.55%         1.87%     September 2004
                     $13,764,259          4.55%         1.87%     September 2004

                    During 2001, the Partnership paid $271,618 related to cash settlements under its swap agreements, of which $162,888 is included in interest expense in the statement of operations, and $108,730 was deferred as a component of comprehensive income (loss) in partners' capital. The fair value of the swaps at December 31, 2001 of $(437,887) was recorded as a liability on the balance sheet. This fair value represents the estimated amount, considering the then-prevailing interest rates that the Partnership would have expected to pay to terminate the agreements at December 31, 2001.

                    At December 31, 2002 the Partnership was a party to three interest rate swap agreements to effectively convert its variable rate debt to fixed rate debt. The fixed rates paid and variable rates received were as follows at December 31, 2002:

                                        Rate Paid   Rate Received
                     Notional Amount     (fixed)     (variable)   Swap Maturity
                     ---------------     -------     ----------   -------------
                     $12,800,000          4.55%       1.87%      September 2004
                     $55,040,386          4.55%       1.87%         June 2003
                     $80,894,995          4.55%       1.87%      September 2004

                    During 2002, the Partnership paid $957,612 related to cash settlements under its swap agreements, of which $233,312 is included in interest expense in the statement of operations, and $724,300 was deferred as a component of comprehensive income (loss) in partners' capital. The fair value of the swaps at December 31, 2002 of $4,500,320 is reflected as a liability on the balance sheet. This fair value represents the estimated amount, considering the then-prevailing interest rates, that the Partnership would have expected to pay to terminate the agreements at December 31, 2002.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 4 - DEBT (CONTINUED):

                    At December 31, 2003, the Partnership was a party to two interest rate swap agreements to effectively convert its variable rate debt to fixed rate debt. The fixed rates paid and variable rates received were as follows at December 31, 2003:

                                        Rate Paid   Rate Received
                     Notional Amount     (fixed)     (variable)   Swap Maturity
                     ---------------     -------     ----------   -------------
                     $12,800,000          4.55%       1.87%       September 2004
                     $72,501,740          4.55%       1.87%       September 2004

                    During 2003, the Partnership paid $2,356,068 related to cash settlements under its swap agreements, of which $1,951,976 is included in interest expense in the statement of operations, and $404,092 was deferred as a component of comprehensive income (loss) in partners' capital. The fair value of the swaps at December 31, 2003 of $2,376,448 is reflected as a liability on the balance sheet. This fair value represents the estimated amount, considering the then-prevailing interest rates that the Partnership would have expected to pay to terminate the agreements at December 31, 2003. The Partnership does not expect to terminate these swaps prior to maturity.

                    On April 2, 2003, the Partnership entered into a loan agreement with a bank consisting of a promissory note to borrow a total of $430,000 to finance the construction of 20 retail merchandising units. This note bears interest at a fixed annual rate of 6.5%. The note maturity date is April 1, 2004. This loan is secured by a security interest in and an assignment of the rents, leases, and profits of the above mentioned units. The note is also guaranteed by the Partnership affiliates pursuant to the guaranty agreement.

          NOTE: 5 - OBLIGATION UNDER CAPITAL LEASES:

                    The Company is a lessee of furniture and fixture under a capital lease, which expires in October 2008. The asset and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over the lower of the lease term or its estimated productive life.

                    The interest rate on the capital lease is 8% per annum. Minimum annual future lease payments under the capital lease as of December 31, 2003 and in the aggregate are:

                               Year ended December, 31
                                        2004                          $  54,396
                                        2005                             54,396
                                        2006                             54,396
                                        2007                             54,396
                                        2008                             45,330
                                                                     -----------
                       Total minimum lease payments                     262,914
                       Less:  amount representing interest              (48,818)
                                                                     -----------
                       Present value of minimum lease payments       $  214,096
                                                                     ===========

          NOTE: 6 - RELATED PARTY TRANSACTIONS:

                    The partnership agreement provided for BPI to contribute its rights, title and interests in a parcel of land to the Partnership, simultaneously with the closing of a construction loan. During 1999, upon closing of the original construction loan agreement described in Note 4, BPI contributed the land. The land contribution has been accounted for by the Partnership at BPI's historical carrying value of $3,471,528. In 1999, BEF, BPI and the limited partners contributed capital of $33,046, $666,417 and $2,114,954, respectively, by converting advances previously made to the Partnership into equity.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 6 - RELATED PARTY TRANSACTIONS (CONTINUED):


                    The partnership agreement was materially revised and amended on August 1, 2001, (the "Amendment") to provide for certain adjustments to the economic rights and obligations of the Partners. The Amendment states that all amounts previously funded as loans by the Partners shall be converted to Partnership equity. In 2001, BEF, BPI and the limited partners contributed capital of $185,810, $7,883 and $11,891,890, respectively, by converting additional advances previously made to the Partnership into equity. Additionally, the accrued interest on these loans was treated as an additional capital contribution, which for each respective Partner was $17,651, $767 and $1,129,656, respectively.

                    Preferred Partnership Capital, as defined in the Amendment, includes all capital contributions made to the Partnership prior to and as of the Amendment date (including advances converted to capital). The land contributed by BPI is valued at $15,246,000 for purposes of computing Preferred Partnership Capital as of the date of the Amendment. The amounts of Preferred Partnership Capital at the Amendment date for BEF, BPI and the limited partners were $224,241, $17,670,300 and $14,351,459, respectively. These amounts include the land contribution, converted loans and cash contributions made to the Partnership through the Amendment date.

                    Prior to the Amendment date, the Partnership allowed for Cumulative Preferred Returns on Preferred Partnership Capital based on a 9% cumulative, non-compounding preferred return. The amounts of Cumulative Preferred Returns at the Amendment date for BEF, BPI and the limited partners were $23,492, $1,425,412 and $1,503,505, respectively. Pursuant to the Amendment, Cumulative Preferred Returns will not accrue on the Partnership's Preferred Partnership Capital subsequent to the Amendment date.

                    Prior to the Amendment date, the Partners, from time to time and as outlined in the partnership agreement, made advances to the Partnership for construction costs, real estate taxes and other direct and indirect development costs of the Project. These costs were reimbursable to the Partners and are included in advances payable to partners in the accompanying balance sheets. There was no stated maturity on these advances, as they were to be repaid out of future loan proceeds or operating cash flows as available. Advances made subsequent to the closing of the original construction loan bore interest at prime.

                    Due to restrictions imposed by the Credit Agreement, the Partners agree that any additional funds provided by any Partner to the Partnership shall constitute capital contributions and not loans or indebtedness. Any capital contributions made by any Partner after the Amendment date are considered Additional Preferred Capital, as defined. The Partners will be entitled to receive a 9% cumulative, non-compounding preferred return (the "Additional Preferred Return") based on their Additional Preferred Capital after the date of the Amendment.

                    As of December 31, 2003, the Additional Preferred Capital amount of BEF and the limited partners was $416,717 and $26,652,164, respectively. No Additional Preferred Capital contributions have been made by BPI. The Additional Preferred Return amount at December 31, 2003 related to BEF and the limited partners. Additional Preferred Capital balance was $48,475 and $3,099,429 for BEF and the limited partners, respectively.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                        DECEMBER 31, 2003, 2002 AND 2001
                        --------------------------------

          NOTE: 6 - RELATED PARTY TRANSACTIONS (CONTINUED):

                    The Additional Preferred Capital amount of BEF and the limited partners was $236,471 and $15,128,160, respectively. No Additional Preferred Capital contributions were made by BPI. Additional Preferred Capital balance was $18,103 and $1,151,868 for BEF and the limited partners, respectively.

                    Net cash from operations of the Partnership will be distributed by the general partners as they reasonably deem it available, subject to certain restrictions in the debt agreements. Net cash from operations shall be distributed first to the Partners proportionate to their respective amounts of Additional Preferred Returns, second to the Partners proportionate to their respective amounts of Cumulative Preferred Returns and the remaining balance will be a pro-rata distribution based on Partnership units owned.

                    Net cash from a sale or refinancing shall be distributed to the Partners as follows: (1) proportionate to their respective amounts of Additional Preferred Capital, (2) proportionate to their respective amounts of Additional Preferred Return, (3) proportionate to their respective amounts of Cumulative Preferred Returns, and (4) proportionate to their respective amounts of Preferred Partnership Capital. The remainder of net cash from a sale or refinancing will then be distributed pro-rata to the Partners based on the number of Partnership units owned.

                    The Amendment also allows for any Partner to pledge its Partnership units and its interest in the Partnership as security for the original principal amount of the Mezzanine Loan (see Note 4).

                    BFB Management, Ltd. (the "Manager"), an affiliate of BEF, manages the Project. As compensation for its services, the Manager receives a management fee of 3% of actual gross rental receipts, including minimum rents, percentage rents and any other payments received related to tenant leases. Approximately $106,900 and $57,000 was paid under this agreement in 2003 and 2002, respectively.

                    Beginning in July 2001, Belz Construction Company, Inc. an affiliate of BEF, provided construction management services for a monthly fee of $25,000 plus additional labor costs. The total amount paid to Belz Construction Company in 2003 and 2002 was approximately $179,000 and $310,000, respectively.

                    The Partners have agreed that the real estate taxes associated with the 78 acre contiguous parcel of land held by Thackeray Corporation will be paid by the Partnership while such land serves as additional collateral for its construction loans.

          NOTE: 7 - FUTURE MINIMUM LEASE RECEIPTS:

                    At December 31, 2003, the Partnership was the lessor in leases accounted for as operating leases related to the portion of the Project placed in service. These lease agreements comprised all revenues earned in 2003, 2002 and 2001.

                         BT ORLANDO LIMITED PARTNERSHIP
                         ------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                         DECEMBER 31, 2003,2002 AND 2001
                         -------------------------------

          NOTE: 7 - FUTURE MINIMUM LEASE RECEIPTS (CONTINUED):

                  At December 31, 2003, minimum lease receipts due for each of the next five years and thereafter of these non-cancelable leases are as follows:

                                    Year                   Minimum Rent
                                    ----                   ------------
                                    2004                 $   4,775,843
                                    2005                     5,517,492
                                    2006                     5,644,149
                                    2007                     5,803,674
                                    2008                     5,825,425
                                    Thereafter              32,401,993
                                                          ------------
                                                          $ 59,968,576
                                                          ============

                    Leases with certain tenants provide for rent to be paid based on a percentage of the tenant's monthly revenue ("percentage rent"). This percentage varies according to the lease agreement. Some tenants pay minimum rent plus an additional percentage of total sales once a yearly breaking sales point is met. The additional percentage and yearly breaking sales point varies according the lease agreement. The Partnership is also entitled to additional payments from tenants, which are not included above, primarily based upon real estate taxes and operating expenses incurred by the Partnership.

          NOTE: 8 - COMMITMENTS AND CONTINGENCIES:

                    The Partnership is subject to various litigation, claims and assessments arising in the normal course of business. The Partnership believes that the ultimate resolution of these matters will not have a material adverse effect on the Partnership's business, financial position or results of operations.